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Exhibit 10.7

Date

Name
Address
City, State

Dear                 :

        I am pleased to inform you that you are eligible to participate in the Triumph Long Term Incentive Plan for fiscal                        . Under this plan you are receiving an award with the potential to earn $                        in long term incentive compensation for the                        fiscal year. This award value is equivalent to                        % of your [base salary]. The award, if earned (as described below) provides for the potential receipt of shares of restricted stock granted under Triumph Group's 2004 Stock Incentive Plan (equal to                         % of the award value) and cash (equal to                        % of the award value). The number of shares of restricted stock to be issued if the award is earned will be based upon the Triumph Group stock price at the time the Compensation and Management Development Committee of the Board (the "Committee") determines that the award has been earned.

        This award will be earned by you if Triumph achieves [performance metric] of                                    for fiscal                        , [provided that the Committee may, in its sole discretion, reduce or eliminate this award if [your company] [Triumph Group] does not report positive operating income for fiscal                         ]. The determination as to whether the award is earned will be made by the Committee within 90 days after the end of fiscal                        . If earned, the award will be subject to forfeiture restrictions and will "vest" and become payable to you on                                     ,                        , at which time you will receive the cash portion of the award and the shares, fully released from all forfeiture restrictions, as long as you remain employed by Triumph or one of its affiliates through that vesting date.

        If you have any questions about this award, please contact                                    at Corporate (                                    ).

        Thank you for your efforts and your contribution to the success of Triumph Group, Inc.

Sincerely,

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  Exhibit 10.7